[LETTERHEAD OF PIPER RUDNICK LLP]                                 EXHIBIT (i)(2)


                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             main 410.580.3000  fax 410.580.3001



                                 April 28, 2003

PAPP FOCUS FUND, INC.
6225 N. 24th Street, Suite 150
Phoenix, Arizona  85016

         Re:      Registration Statement on Form N-1A
                  -----------------------------------

Ladies and Gentlemen:

         Please refer to our opinion letter to you of February 23, 1998 (the "Letter"), concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of Common Stock of Papp Focus Fund, Inc., a Maryland corporation (the "Fund"). Such Letter was filed as Exhibit 10.1 to the Fund's Registration Statement on Form N-1A (Pre-Effective Amendment No. 1 under the Securities Act of 1933, as amended, Registration No. 333-43945 and Amendment No. 1 under the Investment Company Act of 1940, as amended, Registration No. 811-08601). We hereby confirm as to an aggregate of 25,000,000 Shares of Common Stock the opinion stated in the Letter, as of the date thereof, and consent to your incorporation by reference of such opinion as Exhibit (i)(1) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 5 under the Securities Act of 1933, as amended, Registration No. 333-43945 and Amendment No. 6 under the Investment Company Act of 1940, as amended, Registration No. 811-08601).

                                                     Very truly yours,


                                                     /s/ Piper Rudnick LLP